Exhibit 32.1

CERTIFICATION PURSUANT TO 18 U.S.C. SECTION 1350

AS ADOPTED PURSUANT TO

SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

Lincoln Parke, President, Director, President, Chief Executive Officer, Treasurer, and Secretary of GreenChek Technology, Inc. (the “Company”) certifies, under the standards set forth and solely for the purposes of 18 U.S.C. 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that the Annual Report on Form 10-K of the Company for the year ended February 28, 2010 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934 and information contained in that the Report fairly presents, in all material respects, the financial condition and  results  of operations of the Company.

Date: June 14, 2010

By:	/s/ Lincoln Parke
Name: Lincoln Parke
Title: Director, President, Chief Executive Officer, Treasurer, and Secretary (Principal Executive, Financial & Accounting Officer)

A signed original of this written statement required by Section 906 has been provided to Greenchek Technology Inc. and will be retained by Greenchek Technology Inc. and furnished to the Securities and Exchange Commission or its staff upon request.